Exhibit 4.1

EXECUTION VERSION

FIFTH SUPPLEMENTAL INDENTURE

FIFTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October 6, 2017, among PBF Logistics LP, a Delaware limited partnership (“PBFX”), PBF Logistics Finance Corporation, a Delaware corporation (together with PBFX, the “Issuers”), and Deutsche Bank Trust Company Americas, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture, dated as of May 12, 2015 (as amended of supplemented prior to the date hereof, the “Indenture”), pursuant to which the Issuers initially issued, on the date thereof, $350,000,000 aggregate principal amount of their 6.875% Senior Notes due 2023 (the “Initial Notes”);

WHEREAS, Section 2.13 of the Indenture provides that Additional Notes may be created and issued from time to time by the Issuers (subject to their compliance with Section 4.09 of the Indenture) and shall be consolidated with and form a single class with the Existing Notes and shall have the same terms as to status, redemption or otherwise as the Existing Notes;

WHEREAS, pursuant to Section 9.01(7) of the Indenture, the Issuers and the Trustee are authorized to execute and deliver this Supplemental Indenture without the consent of any Holder to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture; and

WHEREAS, the Issuers desire to execute and deliver this Supplemental Indenture for the purpose of issuing on the date hereof an additional $175,000,000 aggregate principal amount of 6.875% Senior Notes due 2023 (the “Additional Notes” and, together with the Initial Notes, the “Notes”).

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

l. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. ADDITIONAL NOTES. As of the date hereof, the Issuers will issue under the Indenture, and the Trustee is directed to authenticate and deliver, the Additional Notes in an aggregate principal amount of $175,000,000, having terms substantially identical in all material respects to the Initial Notes, at an issue price of 102.000% plus accrued and unpaid interest from, and including May 15, 2017, to, but excluding, the date hereof. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under the Indenture.

3. NECESSARY ACTIONS. The Issuers hereby represent and warrant that all actions necessary to give effect to this Supplemental Indenture have been taken.

4. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmissions shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers.

8. CONTINUED EFFECT. Except as expressly supplemented and amended by this Supplemental Indenture, the Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture (as supplemented by this Supplemental Indenture) is in all respects hereby ratified and confirmed. This Supplemental Indenture and all the terms and conditions of this Supplemental Indenture, with respect to the Notes, shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

[Remainder of Page Intentionally Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

Dated: October 6, 2017

ISSUERS:

PBF LOGISTICS LP

By:	PBF Logistics GP LLC, its general partner

By:	/s/ Trecia Canty
Name: Trecia Canty
Title: Secretary

PBF LOGISTICS FINANCE CORPORATION

By:	/s/ Trecia Canty
Name: Trecia Canty
Title: Secretary

[PBFX - Supplemental Indenture Signature Page]

TRUSTEE:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By: Deutsche Bank National Trust Company

By:	/s/ Irina Golovashchuk
Name: Irina Golovashchuk
Title: Vice President

By:	/s/ Jeffrey Schoenfield
Name: Jeffrey Schoenfield
Title: Vice President

[PBFX - Supplemental Indenture Signature Page]